SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 1, 2007

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification no.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

Check the appropriate box below if the form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

                On August 31, 2007, Mark Sieczkarek, President and Chief Executive Officer of Conceptus, Inc. (the “Company”), entered into a new Rule 10b5-1 trading plan (the “Plan”), which became effective on December 1, 2007.  The Plan is an agreement between Mr. Sieczkarek and a broker to sell shares of common stock of the Company that he owns or will acquire by exercising stock options and restricted stock units.  Pursuant to the Plan, a maximum of 180,968 shares of common stock may be sold beginning December 1, 2007 until the Plan expires on November 1, 2008.  The Plan specifies the number of shares of common stock that may be sold at predetermined times, subject to the terms and conditions of the Plan.

                Mr. Sieczkarek entered into the Plan as part of his personal long-term investment strategy for asset diversification and liquidity and he will have no control over the timing of the sales of shares of common stock under the Plan. The Plan specifies the number of shares of common stock that may be sold periodically at various pre-determined prices.

                The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish pre-arranged written stock trading plans at a time when the insider is not aware of material, non-public information. Subsequent receipt by the insider of material, non-public information will not prevent pre-arranged transactions under the Rule 10b5-1 plan from being executed.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated:  December 4, 2007